Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Nos. 333-139609 and 333-139609-02
6 Mtge MSG 1<GO>DEL, 2<G0>REPLY, 3<G0>FWD, 11<GO>NEXT, 12<G0>PREV, 99<G0>MENU OF OPTIONS From:•BILL ORR WACHOVIA CORPORATION 3/23 10:40 31 Subject: NEW ISSUE-**SDART 07-2** ** PRICED ** Attachment(s): Page 1/ 2 CONSUMER ABS TRADING/SYNDICATE WORK# 704-715-3300 CELL# 704-517-2117 SDART 07-2 $600MM ** PRICED ** Lead: Wachovia Co-Mgrs: JPMorgan, Fortis, Ubs, Guzman 100% PotCls Size(MM) MDY/S&P WAL Wndw E-Fnl L-Fnl Spread Cpn. Price A- 1 $103 .00 A- 2 123 .00 A- 3 369 .00 P-1/A-1+ .26 7 mos 03/03 09/03 I-Lib+30 Aaa/AAA .90 10 mos 12/03 01/11 lml+35 Aaa/AAA 2.47 25 mos 12/10 03/14 lml+SO 5.8014 $100-00 $100-00 $100-00 — Mbia wrap, Settle: 9/5/07, 1st cpn. 9/17/07 Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries. If this communication relates to an offering of US registered securities (i) a Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries. If this communication relates to an offering of US registered securities (i) a registration statement has been filed with the SEC; (ii) before investing you should read the prospectus and other documents the issuer has filed with the SEC; and (iii) you may obtain these documents from your sales rep by calling 1-800-326-5897 or by visiting www.sec.gov. If this communication relates to an offering of securities exempt from registration in the US; you should contact your sales rep for the complete disclosure package. Australia 61 2 9777 8600 Brazil 5511 3048 4500 Europe 44 20 7330 7500 Germany 49 69 920410 Hong Kong 852 2977 6000 Japan 81 3 3201 8900 Singapore 65 6212 1000 U.S. 1 212 318 2000 Copyright 2007 Bloomberg L.P. G526-388-0 23-Aug-2007 11:59:01